UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): February 12, 2003



                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)





         Minnesota                    000-19370                41-1503914
State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)


                                150 Motor Parkway
                         Hauppauge, New York 11788-5145
                    (Address of principal executive offices)


                                 (631) 232-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report.)

Item 5.  Other Events and Regulation FD Disclosure

         On February 12, 2003, Curative Health Services, Inc. (the "Company") issued a press release announcing its earnings for the fourth quarter and full year ended December 31, 2002. A copy of the press release is attached as Exhibit 99.1, which is incorporated herein by reference under this Item 5.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Business Acquired

             Not required.

         (b) Pro Forma Financial Information

             Not required.

         (c) Exhibits

             Exhibit    Description of Exhibit

              99.1 Press Release dated February 12, 2003, relating to the Company's results for the fourth quarter and full year ended December 31, 2002.





Signature

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         CURATIVE HEALTH SERVICES, INC.


Date:  February 18, 2003                 By:  /s/ Thomas Axmacher
                                              ---------------------------------
                                                  Thomas Axmacher
                                                  Chief Financial Officer

                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Scott Eckstein
Investor Relations
Curative Health Services
631-232-7044
seckstein@curativehealth.com


                     CURATIVE HEALTH SERVICES REPORTS RECORD
                           FOURTH QUARTER 2002 RESULTS
      Fourth Quarter Revenues of $47.7 Million, Net Income $0.36 Per Share,
                     Before One-Time Gain of $0.09 Per Share

Hauppauge, New York - February 12, 2003 - Curative Health Services, Inc., (Nasdaq: CURE), announced today fourth quarter and full-year financial results for the period ended December 31, 2002. Total revenues for the fourth quarter were $47.7 million, compared with $20.4 million reported in the fourth quarter of 2001, an increase of 134%. Net income for the fourth quarter was $5.8 million or $0.45 per diluted share, compared with a net loss of $22.9 million or ($3.12) per share, for the fourth quarter of 2001. Fourth quarter 2002 results include a one-time gain of $0.09 per diluted share from the Company recording the sale of its venture capital interest in Accordant Health Services, Inc. ("Accordant"), as part of the sale of Accordant to AdvancePCS. Excluding the Accordant gain, net income for the fourth quarter 2002 was $4.6 million or $0.36 per diluted share. Operating cash flow for the fourth quarter was $7.5 million, excluding the gain from Accordant.

For the year ended December 31, 2002, the Company reported total revenues of $139.2 million, compared with $81.6 million in 2001. Total net income for the full-year ended December 31, 2002 was $14.6 million or $1.20 per diluted share, including the gain from Accordant, $13.4 million or $1.10 per diluted share excluding the Accordant gain, compared with a net loss of $22.2 million or ($3.09) per share for 2001.

"This past year marked our emergence as an important competitor in the Specialty Pharmacy distribution space," said Joseph Feshbach, Curative's Chairman and Chief Executive Officer. "The combination of accretive acquisitions, strong organic growth in our Hemophilia and IVIG businesses and good cost controls all contributed to our record financial performance. Our balance sheet and cash flow remain strong allowing us to continue to execute on the acquisition portion of our strategy."

During the fourth quarter 2002, Curative acquired the specialty pharmacy business and certain related assets of Home Care of New York, Inc., for a total consideration of approximately $12 million. In addition, the Company entered into an agreement to purchase certain assets of Home Care of New York, Inc. related to its home health agency business, subject to applicable governmental approvals.

Also during the fourth quarter, Curative completed the acquisition of OptCare Plus, Inc. ("OptCare") for approximately $10.5 million in cash. OptCare is a specialty pharmacy dispensing biological medications such as Hemophilia clotting factors. In addition, OptCare coordinates infusion nursing and provides complete pharmacy services, clinical and reimbursement support services to chronic disease communities. OptCare's service area primarily focuses on the populations of Virginia, Maryland and District of Columbia.

More recently, Curative completed the acquisition of MedCare, Inc. ("MedCare") on February 3, 2003 for approximately $6.6 million in cash. MedCare is a specialty pharmacy with locations in Alabama, Mississippi, West Virginia and Florida.


Fiscal 2003 Guidance

For the full year 2003, the Company now anticipates revenues of approximately $237 to $247 million and earnings per diluted share to be in the range of $1.50
- $1.56. For the first quarter of 2003, the Company expects revenues of approximately $59 million and earnings of approximately $0.38 per diluted share. These projections include the expected results of MedCare.

Curative Health Services, Inc. will hold a conference call to discuss the Company's fourth quarter and full-year financial results, recent developments, business strategy and outlook, today at 11:00 a.m. Eastern Time. To participate in the conference call, dial 1-800-915-4836 approximately 10 minutes prior to the scheduled start time.

If you are unable to participate, a digital replay of the call will be available from Wednesday, February 12, 2003 at 1:00 p.m. Eastern Time until 12:00 AM Eastern Time on February 19th, by dialing 1-800-428-6051 with passcode # 278938. The live broadcast of Curative Health Services' quarterly conference call will be available online by going to www.curative.com and selecting the Investor Relations link, on www.streetevents.com and on www.companyboardroom.com. An online replay will be available shortly after the call at those sites.


About Curative Health Services

Curative Health Services delivers superior clinical outcomes and unmatched patient satisfaction for patients experiencing serious medical conditions through two unique business units.

Curative's Specialty Pharmacy Services business unit provides services to help patients manage the health care process, and offers related pharmacy products to patients for chronic and critical disease states including Hemophilia, Immune System Disorders, Respiratory Syncytial Virus (RSV), Multiple Sclerosis and Rheumatoid Arthritis.


                                     (more)

Curative's Specialty Healthcare Services ("SHS") business unit is an industry leader in chronic wound care management, consistently achieving an outcome success rate of more than 80 percent. SHS provides a broad continuum of services to health care providers through a nationwide network. This national network of hospital-based Wound Care Center(R) programs has offered comprehensive treatment to over 375,000 patients, achieving more than a 94 percent patient satisfaction rate.

                  For more information, visit www.curative.com
                                              ----------------

        This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, the termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in the government regulations relating to the Company's Specialty Healthcare Services or Specialty Pharmacy Services business units, changes in the regulations governing third party reimbursements for the Company's services, manufacturing shortages of products sold by Curative's Specialty Pharmacy Services business unit, and the other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. Readers of this release are referred to the Company's Quarterly Report on Form 10Q for the quarter ended September 30, 2002 and Form S-3 filed on February 4, 2003, for further discussion of these and other factors that could affect future results.

                                 (Tables Follow)

                         CURATIVE HEALTH SERVICES, INC.
                         Selected Financial Information



Condensed Consolidated Statements of Operations
-----------------------------------------------
(In thousands, except for per share data)

                                            Three Months Ended          Twelve Months Ended
                                               December 31,                 December 31,
                                            2002          2001          2002         2001
                                        -------------------------  --------------------------
Revenues                                $  47,694     $  20,386      $ 139,229    $  81,638
Cost and expenses:
  Cost of product sales and services       31,724        13,489         89,297       55,666
  Selling, general & administrative         7,782        33,202         26,401       51,466
                                           ------        ------        -------      -------
    Total costs and expenses               39,506        46,691        115,698      107,132
                                           ------        ------        -------      -------

Income (loss) from operations               8,188       (26,305)        23,531      (25,494)

Interest income                                13            50             70          816

Other income                                1,907             -          1,907            -
Interest expense                              506             -          1,181            -
                                           ------        ------        -------      -------

Income (loss) before income taxes           9,602       (26,255)        24,327      (24,678)

Income taxes                                3,772        (3,372)         9,682       (2,473)
                                           ------        ------        -------      -------

Net income (loss)                       $   5,830     $ (22,883)        14,645    $ (22,205)
                                           ======        ======        =======      =======

Net income (loss) excluding Accordant
gain                                    $   4,632     $       -      $  13,447    $       -
                                           ======        ======        =======      =======

Net income (loss) per common share,
basic                                   $    0.48     $   (3.12)     $    1.30    $   (3.09)
                                           ======        ======        =======      =======

Net income (loss) per common share,
diluted                                 $    0.45     $   (3.12)     $    1.20    $   (3.09)
                                           ======        ======        =======      =======

Net income (loss) per common share,
excluding Accordant gain, diluted       $    0.36     $       -      $    1.10    $       -
                                           ======        ======        =======      =======

Denominator for basic earnings per
share,
weighted average common shares             12,088         7,346         11,280        7,193
                                           ======        ======        =======      =======

Denominator for diluted earnings per
share,
weighted average common shares
assuming
conversions                                12,897         7,346         12,207        7,193
                                           ======        ======        =======      =======


                         CURATIVE HEALTH SERVICES, INC.
                         Selected Financial Information


Condensed Consolidated Balance Sheets
(Dollars in thousands)

                                               December 31,       December 31,
Assets                                            2002               2001
                                               ------------       ------------
Current assets:
   Cash and cash equivalents                    $  2,643            $ 12,264
   Accounts receivable, net                       36,438              13,139
   Deferred tax assets                             2,155               6,265
   Inventories                                    12,766               4,547
   Prepaids and other assets                       2,212                 745
                                                --------            --------
     Total current assets                         56,214              36,960

   Property and equipment, net                     3,284               3,795
   Goodwill and intangibles                      125,165              34,787
   Other long-term assets                          3,236               1,385
                                                --------            --------

     Total assets                               $187,899            $ 76,927
                                                ========            ========


Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                             $ 21,786            $  9,249
   Accrued expenses                               10,647              25,186
   Current portion long term liabilities           6,102                   0
                                                 -------             -------
     Total current liabilities                    38,535              34,435

   Long-term liabilities                          26,076               6,000

   Stockholders' equity                          123,288              36,492
                                                 -------             -------

     Total liabilities and stockholders'
     equity                                     $187,899            $ 76,927
                                                ========            ========



  Editors Note: This release is also available on the Internet over the World
                      Wide Web at http://www.curative.com
                                       ###